Exhibit 10.25

                               SECOND AMENDMENT TO

                              REDEMPTION AGREEMENT


     This Second Amendment to Redemption Agreement is entered into this 2nd day of July 1999, by and between DEBORA BAINBRIDGE PHILLIPS (the "Seller"), SPECTRUM NATURALS, INC., a California corporarion (the "Corporation"). and Jethren Phillips.

     WHEREAS, on or around November 1, 1996, the Seller and the Corporation entered into that certain Redemption Agreement (the "Redemption Agreement") providing for the redemption of all the Corporation's common stock owned by the Seller;

     AND WHEREAS, on May 14, 1999 the Corporation entered into an Agreement and Plan of Merger and Reorganization that provides, among other things, for the merger of the Corporation with and into Organic Food Products, Inc. (the "Merger");

     AND WHEREAS, the Seller and the Corporation desire to amend the Redemption Agreement and the related Promissory Note, Pledge Agreement and Guaranty Agreement, to provide for a revised payment schedule and to accommodate the Merger as set forth herein;

     NOW, THEREFORE, the Redemption Agreement, the Promissory Note, the Pledge Agreement and the Guaranty Agreement are amended as follows:

1. The third sentence of Section 2 of the Redemption Agreement and the fourth sentence of the Promissory Note shall be amended to reflect the following principal payment schedule:

                          $121,716 on November 5, 1999
                          $500,000 on November 5, 2000
                          $250,000 on May 5, 2001
                          $250,000 on November 5, 2001
                          $250,000 on July 5, 2002
                          $230,000 on July 5, 2003

2. The second sentence of Section 2 of the Redemption Agreement and the second sentence of the Promissory Note shall be amended to reflect that from the date of this Amenddment the outstaiiding principal balance under the Promissory Note shall bear interest at the rate of 12 percent per annum.

3. Effective upon the closing of the Merger the second and third paragraphs of
Section 3 of the Redemption Agreement shall be eliminated and shall be replaced with the following:

   With respect to obligations existing on and alter the Merger,

   (a) the term "Corporation" under the Redemption Agreement shall refer to OFPI.

   (b) OFPI shall expressly assume the Corporation's obligations under the Promissory Note and the Redemption Agreement.

   (c) Seller and the Corporation shall direct that the cancelled share certificate representing 5,000 shares of the Corporation's common stock held by Belden, Abbeys Weirzenberg & Kelly, or their successor, shall be delivered to OFPI, as the successor to the Corporation.

   (d) OFPI shall reserve for future issuance a number of shares of OFPI common stock equal to (i) the unpaid principal and interest due under the Promissory Note from time to time, divided by (ii) 90% of the mean between the then cuirent bid and ask price for OFPI stack, as reported on the NASD Bulletin Board.

   (e) If OPPI defaults in the payment of any sums due under the Promissory Note and such default continues unremedied beyond any cure period provided in said Promissory Note, then at Seller's request and at Seller's option, a certificate issued in the name of Seller representing a number of shares of OFPI common stock equal to the amount due and payable under the Promissory Note divided by 90% of the mean between the bid and ask price for the 10 trading days preceding the default, as reported on the NASD Bulletin Board, shall be delivered by OFPI to Seller in payment of such defaulted amounts against delivery of (i) appropriate documentation reflecting the cancellation of the portion of the debt for which the shares were issued, and (ii) appropriate investment letters and other documentation necessary to comply as a private placement under federal and state securities laws for the issuance of the shares or, at Seller's request, OFPI shall file an application for permit under the California corporate securities laws arid request a fairness hearing pursuant to Section 25142 of the California Corporations Code to secure a federal exemption from the Securities Act of 1933 pursuant to Section 3(a)(l0). In the event of default, Seller shall have the right to pursue all rights under the Guaranty Agreement for amounts which are due and owing under the Promissory Note and for which Seller has not received payment in stock.

   (f) The Pledge Agreement shall be cancelled and all references to the Pledge Agreement in the Redemption Agreement, the Promissory Note and the Guaranty Agreement shall be eliminated.

4. Section 4, 5 and 6 of the Redemption Agreement shall be eliminated.

5. Effective upon the Merger all references to "Obligor" in the Guaranty Agreement with respect to matters on or after the Merger, shall be a reference to OFPI.

6. Concurrently with the execution of this Amendment, the Corporation shall pay to Seller $100,000 which amount shall be an advance payment on the Corporation's obligations under Sections 11 and 12 of the Redemption Agreement, as amended.

                                       2.

7. The ob1igations of the Corporation and, upon the, Merger, OFPI under the Redemption Agreement as amended, and the Promissory Note, as amended by the First Amendment dated September 11, 1998 and as amended by this Second Amendment and reissued, shall continue to be guaranteed by Guarantor under the Guaranty Agreement The second sentence of Section 4 of the Guaranty Agreement is hereby amended to provide that upon payment by Guarantor on the guarantee the Guarantor shall have a tight of subrogation against the Obligor for the proportionate part of the Promissory Note satis&d by the Guarantor.

8. The Promissory Note shall be amended to include the following additional language:

   (a) This Promissory Note is a medium for investment and a "security" within the meaning of the California Commercial Code ss. 102 and is governed by Division 8 of the California Commercial Code.

   (b) This Promissory Note is divisible into a class or series of obligations at the request of the holder.

   (c) The transfer of this Promissory Note may be registered upon the books of the issuer.

9. A copy of this Amendment shall be affixed to the original Redemption Agreement, the Promissory Note, the Pledge Agreement and the Guaranty Agreement.

10. The Corporation hereby agrees to pay concurrently with the execution of this Amendment the reasonable attorneys fees of Seller incurred in the preparation of this Second Amendment to Redemption Agreement and matters incidental thereto.



SELLER                                      CORPORATION

                                            Spectrum Naturals, Inc.


By:  /s/  Debora Bainbridge Phillips        By:  /s/  Jethren Phillips
   ---------------------------------           --------------------------------
          Debora Bainbridge Phillips                  Jethren Phillips


                                        3.

                                PROMISSORY NOTE
                                ----------------



July 2, 1999

Santa Rosa, California

For the value received, receipt of which is hereby acknowledged, SPECTRUM NATURALS, INC., a California corporation (the "Corporation") hereby promises to pay to DEBORA BAINBRIDGE PHILLIPS , or order, at such place as designated by the holder hereunder, the principal sum of $1,621,716 together with interest thereon as hereinafter provided.

   The outstanding principal balance shall bear interest at the rate of 12 percent per annum from and after the date of this Note. Interest on the principal balance from time to time outstanding shall be paid in monthly installments of interest only on the fifth day of each month. In addition to said interest payments, principal shall be paid in installments as follows:

                         $121,716 on Novcmbcr 5, 1999
                         $500,000 on November 5, 2000
                         $250,00 on May 5, 2001
                         $250,000 on November 5, 2001
                         $250,000 on July 5, 2002
                         all principal and accrued interest shall be due and payable in full on July 5, 2003


     In the event that any payment of principal or interest shall not be made within five (5) days of its due daze, there shall also be due a late payment fee equal to one percent of the payment of principal or interest not made when due. This Promissory Note may by prepaid in whole or in part at any time without penalty.

     Presentment and demand for payment, notice of dishonor, protest and notice of protest are hereby waived.

     All payments shall be in lawful money of the United States. Any payment received shall be applied first to interest outstanding and then to reduction of principal. In the event that (i) any payment of principal or interest shall not be made when due and a period of ten (10) days shall have past from written notice of such nonpayment without cure, or (ii) the Corporation or the Guarantor shall fail to comply with any material non-monetary terms and conditions and a period of thirty (30) days shall have past from written notice of such failure without cure, then the holder of this Note may, without fiirth.er notice, declare the entire principal and interest due and payable.

                                       1.

     In the event that any action is initiated to enforce or interpret the terms of this Note, and the prevailing parry of such litigation shall be entitled to recover, as an element of cost of such a 1itigation the reasonable attorneys' fees.

     On May 14, 1999 the Corporation entered into an Agreement and P1an of Merger and Reorganization that provides, among other things, for the merger (the "Merger") of the Corporation with and into Organic Food Products, Inc. ("OFPI"). Effective upon the closing of the Merger.

     (a) OFPI shall expressly assume the Corporation's obligations under this Note.

     (b) OFPI shall reserve for future issuance a number of shares of OFPI common stock equal to (i) the unpaid principal amid interest due under this Note from rime to time, divided by (ii) 90% of the mean between the then current bid and ask price of OFPI stock, as reported on the NASD Bulletin Board.

     (c) If OFPI defaults in the payment of any sums due under this Note and such default continues unremedied beyond any cure period provided in this Note, then at the request and option of the holder of this Note, a certificate issued in the name of the holder representing a number of shares of OFPI common stock equal to the amount due and payable under this Note divided by 90% of the mean between the bid and ask price of the OFPI common stock for the 10 trading days preceding the default, as reported on the NASD Bulletin Board, shall be delivered by OFPI to the holder in payment of such defaulted amounts against delivery of (1) appropriate documentation reflecting the cancellation of the portion of the debt for which the shares were issued, and (ii) appropriate investment letters and other documentation necessary to comply as a private placement under federal and state securities laws for the issuance of the shares or, at the request of the holder of this Note, OFPI shall file an application for permit under the California corporite securities laws and request a fairness hearing pursuant to Section 25142 of the California Corporations Code to seek a federal exemption from the Securities Act of 1933 pursuant to
          Section 3(a)(lO). in the event of default, Seller shall have the right to pursue all rights under the Guaranty Agreement for amounts which are due and owing under this Note and for which Seller has not received payment in stock.

                                       2.

     Any default under the terms of the Redemption Agreetnent dated November 1, 1996, pursuant to which this Note is issued or the Guaranty Agreement of Jethren Phillips shall also constitute a default under this Note and a default hereunder shalL likewise, constitute a default under said agreements.

     Any notice to be given hereunder shall be deemed to be effective on the third day following deposit of such notice in the United States mail postage prepaid, first-class, return receipt requested and directed to parties at the addresses set forth below:


                             SPECTRUM NATURALS, INC.
                               133 COPELAND STREET
                               PETALUMA, CA 94952


                           DEBORA BAINBRIDGE PHILLIPS

                           --------------------------

                           --------------------------




     This Note is a medium for investment arid a "security" within the meaning of the California Commercial Code ss. 102 and is governed by Division 8 of the California Commercial Code.

     This Note is divisible into a class or series of obligations at the request of the holder.

     The transfer of this Note may be registered upon the books of the issuer.


                                            SPECTRUM NATURALS, INC.




                                            BY:  /s/  Jethren Phillips
                                               --------------------------------
                                                      Jethren Phillips


                                       3.